Exhibit 10.59
FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT
This First Amendment to the Employment Agreement dated as of May 22, 2003 (the “Employment Agreement”) by and between Robert H. Moone and State Auto Financial Corporation is entered into and effective the 11th day of May, 2005.
Background Information
Robert H. Moone (“Executive”) is currently serving as Chairman, President and Chief Executive Officer of State Auto, pursuant to the terms and provisions of the Employment Agreement.
The parties to the Employment Agreement desire to amend the Employment Agreement as of the effective date hereof, as set forth above, in the manner set forth herein.
Statement of Agreement
Intending to be legally bound hereby and in consideration of the mutual covenants set forth herein, the parties hereby agree to amend the Employment Agreement as follows:
1.	Recitals; Definitions. The Background Information contained in the Agreement and in the Background Information to this Amendment are each hereby incorporated by reference into the body of this Amendment. Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement. All references in the Agreement to “this Agreement” shall be deemed to refer to the Agreement as amended hereby.

2.	Amendment of the Agreement. Subject to the satisfaction of the condition set forth in Section 4 below, effective as of the date first written above, the Agreement shall be deemed amended and supplemented by this Amendment. To the extent not expressly amended or supplemented by this Amendment, the terms and provisions of the Agreement shall remain in full force and effect without alteration for the remaining term thereof. Until the deemed effective date of this Amendment as set forth in Section 4 below, the Agreement shall be deemed to have governed the rights and obligations of the parties thereto in accordance therewith, without taking into account the amendments contemplated hereby.
3.  Change to Article II(B).
Article II(B) Term is hereby deleted in its entirety and replaced by the following:
(B) Term.
Executive’s employment and the initial term of this Agreement shall be for a period commencing on the date hereof (“Commencement Date”), and ending on May 31, 2006, unless terminated at an earlier date pursuant to an event described in Article IV of this Agreement (referred to hereafter as the “Employment Period”). This

Agreement may be renewed at the end of the term hereof for a period of up to one additional year, provided the parties mutually agree in writing to such renewal.The absence of a renewal offers no basis for either party to make any claim against the other for damages described herein. It is further understood and agreed that should Executive’s successor be named and elected by the Board of Directors to serve as Chief Executive Officer prior to May 31, 2006, Executive agrees to resign his offices and director’s positions concurrent with the election of a successor Chief Executive Officer and Executive shall continue to be paid the salary and bonus otherwise contemplated by the Employment Agreement through May 31, 2006, which shall be the effective date of Executive’s retirement.
4.	Effectiveness. This Amendment shall be deemed effective as of May 11, 2005, upon the unanimous approval of the Board of Directors of State Auto. Unless and until such approval is received, this Amendment shall not bind the parties hereto or amend or supplement the Agreement.

5.	Reaffirmation of Balance of the Agreement. Except as expressly amended hereby, the Agreement is hereby reaffirmed by the parties hereto. All terms and provisions of Article X of the Agreement shall apply to and be deemed incorporated into this Amendment.
          IN WITNESS WHEREOF, each of the parties hereto has subscribed its name below effective as of the date first above written.

Attest	State Auto Financial Corporation

By /s/ John R. Lowther	By /s/William J. Lhota

John R. Lowther, Secretary	William J. Lhota, Chairman

Compensation Committee

Executive

/s/ Robert H. Moone

Robert H. Moone

Amendmen/first Amd to RHM 5-03 employment agrmt